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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777,
33-60225, 33-60227, 33-60237, 33-60815, 33-01411, 33-52931, 33-33590,
333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981,
333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692
and 333-36510) and the Registration Statements on Form S-3 (Nos. 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521,
333-32690 and 333-37034) of International Business Machines Corporation of our report dated January 17, 2002, except for Note w, as to which the date is June 3, 2002, relating to the financial statements, which appears in the Current Report on Form 8-K of International Business Machines Corporation dated November 4, 2002. We also consent to the incorporation by reference in these Registration Statements of our report dated January 17, 2002 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
November 4, 2002